EXHIBIT 10.1

TERMS OF EMPLOYMENT AGREEMENT BETWEEN
CANPRO PLACEMENT SERVICES, INC. AND MARCEL DE GROOT

TERM:       AT THE WILL OF EITHER PARTY. NO ADVANCED NOTICE OF TERMINATION REQUIRED
                  BY EITHER PARTY.

SALARY:   $500.00 PER MONTH.

DUTIES:     WHAT EVER NEEDS TO BE DONE.